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                                                                    EXHIBIT 23.3


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated January 21, 2000, accompanying the financial statements of ROI Interactive, LLC as of June 30, 1999, and for the year then ended, included in the amendment to the Current Report on Form 8-K/A filed on February 15, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement of PopMail.com, inc. on Form S-3 to be filed with the Securities and Exchange Commission on or about August 14, 2000.


                                     /s/ GRANT THORNTON LLP


Minneapolis, Minnesota
August 14, 2000



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